Exhibit 32.1

Section 1350 Certification,

As Adopted Pursuant To

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Magma Design Automation, Inc. (the “Company”) on Form 10-K for the year ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof, I, Rajeev Madhavan, Chief Executive Officer of the Company, certify for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to the best of my knowledge,

(i)	the Annual Report of the Company on Form 10-K for the year ended March 31, 2005 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RAJEEV MADHAVAN
Rajeev Madhavan Chief Executive Officer June 14, 2005

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.